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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                 AUGUST 27, 2002



                               ASSURE ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


              DELAWARE                                333-61714                             13-4125563
 ----------------------------------         -----------------------------       ----------------------------------
    (State or other jurisdiction              (Commission File Number)           (IRS Employer Identification No.)
  of incorporation or organization)
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              840 7TH AVENUE, SUITE 1600, CALGARY, ALBERTA T2P 3G2
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               (Address of principal executive offices) (Zip Code)



                                 (403) 231-1230
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              (Registrant's Telephone Number, Including Area Code)




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             (Former Name, Former Address, and Former Fiscal Year,
                         if Changed Since Last Report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 27, 2002 we entered into a Stock Exchange Agreement (the
"Agreement") with Inventoy.com International, Inc. ("Inventoy"), Kaplan Design
Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy. At the time of the
Agreement, Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy
(collectively the "Shareholders") owned an aggregate of 14,440,000 shares of our common stock (the "Shares"). Pursuant to the Agreement, the Shareholders exchanged the Shares for all of the issued and outstanding shares of Inventoy, our inactive wholly-owned subsidiary. Inventoy owns patents, trademarks, tradenames, technical processes, know-how and other intellectual property intended to be utilized in a business involving the licensing of toy designs to manufacturers and the acting as a toy inventor's agent in licensing toy designs developed by others (the "Inventoy Assets"). The Shareholders include certain founders of ours that contributed (the "Contribution") the Inventoy Assets to us upon our formation. The Shares had been received by the Shareholders in consideration of the Contribution. The decision to sell Inventoy to the Shareholders was based upon the determination that Inventoy did not fit into our current operations which primarily consist of the exploration, development, and acquisition of petroleum and gas properties located in Western Canada. Pursuant to the Agreement, the Shares have been cancelled and returned to the status of authorized but unissued shares.

ITEM 5. OTHER EVENTS.

         Effective August 1, 2002 Douglas Kaplan resigned from his positions as an officer and director of ours. Effective August 16, 2002 Ron Beit-Halachmy resigned from his position as a director of ours. Both resignations were made in recognition of the shift in our business direction from a toy company to an oil and gas company.

         Our board of directors has authorized a 3:2 forward stock split (the
"Stock Split"). The record date for the Stock Split is September 10, 2002 (the
"Record Date"). Shareholders of record as of the close of business on the Record
Date will be eligible to receive an additional share of common stock for every two shares then owned by the shareholder. The payment date for the Stock Split will be following the close of business on September 17, 2002 (the "Payment
Date"). The shares will be sent to our shareholders on the Payment Date or as soon thereafter as is practicable. The shareholders will not be required to surrender their existing certificates to receive the shares pursuant to the Stock Split. As adjustment will be made to the price of our common stock as of the commencement of trading on September 18, 2002 to reflect the Stock Split.
All persons purchasing shares of our common stock subsequent to the Record Date but prior to September 18, 2002 that still own such shares on September 18, 2002 will be entitled to the benefit of the Stock Split through the due bills process.

         As of August 27, 2002 we entered into a Preferred Stock Purchase
Agreement with one person pursuant to which we sold such person 5,250 shares of our Convertible Series B Preferred Stock (the "Preferred Stock") at a price of
$100 per share (the "Stated Value") or an aggregate of $525,000. The Series B
Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Series B Preferred Stock is convertible by the holder after 2 years, or if called for redemption by us, into units. The initial conversion price for the conversion of the Series B Preferred Stock is $1.75 of Stated Value. Each unit consists of one


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share of our common stock (the "Unit Shares") and one common stock purchase warrant. Each warrant entitles the holder thereof to purchase one share of our common stock (the "Warrant Shares") at a price of $2.00 per share at any time during the four year period commencing one year after the date of issuance.
Piggyback registration rights apply to the Unit Shares and Warrant Shares issuable upon conversion of the Preferred Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

         2.1      Stock Exchange Agreement dated August 27, 2002 by and among
                  Registrant, Inventoy.com International Inc., Kaplan Design
                  Group, Douglas Kaplan, Ed Kaplan and Ron Beit Halachmy.

         4.1      Certificate of Designation, Preferences and Rights of Series B
                  Preferred Stock of Registrant as filed with the Delaware
                  Secretary of State on August 28, 2002.

         10.1     Convertible Preferred Stock Purchase Agreement dated August
                  27, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ASSURE ENERGY, INC.




Dated:  September 9, 2002                By:  /s/James I. Golla
                                              ---------------------------------
                                              James I. Golla, President


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